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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Parkway Properties, Inc. 2001 Directors Stock Option Plan of our report dated February 4, 2002, with respect to the consolidated financial statements and schedules of Parkway Properties, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP


Jackson, Mississippi
October 14, 2002